UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2011 (March 30, 2011)

SINOBIOMED INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51815	20-1945139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Room 4304, 43/F China Resources Building
26 Harbour Road, Wan Chai
Hong Kong, SAR
People's Republic of China
(Address of Principal Executive Offices)

(+852) 2511-0238
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 5, 2011, Sinobiomed Inc. (the “Company”) entered into a binding Letter of Intent (“LOI”) with Sitoa Corporation (“Sitoa”). Under the terms of the LOI, the Company is obligated to acquire Sitoa in a share exchange transaction whereby, the Company would acquire all of the issued and outstanding equity interests in Sitoa, in exchange for shares of commons stock of the Company equal to 80% of the Company’s issued and outstanding shares of common stock as at the closing of the share exchange transaction. The closing is expected to occur no later than June 1, 2011, subject to final approval from Sitoa shareholders.

The foregoing description of the terms of the LOI is qualified in its entirety by reference to the provisions of the LOI filed as Exhibit 10.1 to this report, which are incorporated by reference herein.  The Company’s press release related to the foregoing events is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07.         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On March 30, 2011, the stockholders of the Company holding 120,994,396 shares, or approximately 53.31%, of the Company’s issued and outstanding Common Stock, consented in writing to a 1-for-100 Reverse Split of the Company’s issued and outstanding common stock (the “Reverse Split”).  The Reverse Split will become effective upon the filing of a Certificate of Amendment effecting the Reverse Split with the Secretary of State of the State of Delaware following the expiration of the 20-day period mandated by Rule 14c of the Securities Exchange Act of 1934.

ITEM 9.01         FINANCIAL STATEMENT AND EXHIBITS.

(d)     Exhibits.

Number	Description

10.1	Binding Letter of Intent, dated April 5, 2011, by and between, Sinobiomed Inc. and Sitoa Corporation

99.1	Press Release dated April 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOBIOMED INC.

Dated: April 5, 2011	By: /s/ George Yu
George Yu
Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Binding Letter of Intent, dated April 5, 2011, by and between, Sinobiomed Inc. and Sitoa Corporation

99.1	Press Release dated April 5, 2011